FOR IMMEDIATE RELEASE
December 2, 2004

Public Company Management Corporation Announces SB-2 Securities Registration Contract with Gourmet Express, Inc.

LAS VEGAS, NV – Public Company Management Corporation (OTC BB: PUBC) today announced it has signed a contract with Gourmet Express, Inc. to provide SB-2 securities registration services and aim to obtain an OTC BB listing for the common stock of Gourmet Express, Inc.  Under the terms of the contract, PUBC will collect $75,000 in cash fees and a block of 500,000 shares of Gourmet Express, Inc. common stock.  Through the SB-2 securities registration solution offered by PUBC, Gourmet Express will be able to become a publicly traded company in a U.S. Capital Markets venue and offer registered securities for sale in an effort to raise capital.

“We feel that we have uncovered an untapped market opportunity in the gourmet pizza delivery service,” noted David Campbell, President and CEO of Gourmet Express, Inc.  “By raising capital and becoming a publicly-held company, we feel it significantly improves our chances of competitively establishing ourselves as a national presence in the gourmet pizza delivery market.”

Stephen Brock, President and CEO of PUBC added, “Properly taking companies public is our business and we are pleased to add Gourmet Express to our client list.  We strive to empower and to educate our clients on the benefits of using a public company vehicle to serve as an aid in building their business, building wealth for the shareholders, and creating opportunities for significant business development relationships via acquisition or retention of key personnel.”

About Public Company Management Corporation
Public Company Management Corporation (OTC BB: PUBC) helps small businesses create long-term value for their companies, shareholders and partners by participating in public capital markets.  PCMC supports the full lifecycle of entering the public market:

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Education - Pubco White Papers (www.PubcoWhitePapers.com), a subsidiary of PCMC, hosts a comprehensive body of knowledge on private and public equity markets.  Go Public Today (www.GoPublicToday.com), another PCMC subsidiary, offers qualified entrepreneurs and senior executives free consultations with a Registered Investment Adviser. Free consultations regarding mergers, acquisitions and reverse listings are offered in partnership with M&A Capital Advisers (www.MACapitalAdvisers.com) an independent licensed broker-dealer.

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Registration and listing - GoPublicToday.com is a Registered Investment Advisory firm that provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB or Pink Sheets.  GoPublicToday.com under its d/b/a Foreign Company Listing, (www.ForeignCompanyListing.com) aids foreign companies in going public in the U.S. markets.

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Regulatory compliance - Public Company Management Services (www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC utilizes a project-centric business model to provide top industry expertise to each client and create a repeatable process for client success.  This approach, combined with the innovative use of technology, gives PCMC a scalable operating capacity and cost structure.  A unique equity-based fee structure minimizes cash outlay for clients, ensures total commitment to client success, and maximizes shareholder value when those clients are successful.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

For More Information:
Stephen Brock, President/CEO
Public Company Management Corporation (OTC BB: PUBC)
5770 El Camino Blvd.
Las Vegas, NV 89118
702.222.9076
www.PublicCompanyManagement.com
info@PublicCompanyManagement.com

About Gourmet Express, Inc.

Gourmet Express, Inc. believes there is currently an underserved market niche with significant market potential – gourmet pizza delivery.  Gourmet Express, Inc.  plans to specialize in this market subcategory which the company believes has outstanding growth potential.  Based on initial market research, there are currently no nationwide chains focusing on this particular market niche.  Gourmet pizza features specialty toppings including but not limited to barbeque chicken, grilled steak, roasted garlic, peking duck, herb-roasted potatoes, caramelized onions, bell peppers, shrimp, cremini, shiitake and Portobello mushrooms, salad (served on a pizza), julienne salami, capicola ham, wide variety of cheeses (romano, parmesan,  fontina, feta, gorgonzola.  Traditional pizza delivery services, on the other hand, focus primarily on basic toppings such as pepperoni, sausage, cheese, mushrooms, onions, pineapple, grilled chicken and ham.

For more information
Gourmet Express, Inc.

Dean Morgan

(281) 808-9892

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.